UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2005

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 El Camino Real, Los Altos, California	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

William Davidow, Ph.D., a Class II member of the board of directors (the “Board”) of Rambus Inc. (the “Registrant”), informed the Registrant that he will not stand for re-election to the Registrant’s Board at the Registrant’s 2005 Annual Meeting of Stockholders, and will become a Director Emeritus upon expiration of his term.

Charles Geschke, Ph.D., a Class I member of the Board of the Registrant, resigned from the Board effective March 11, 2005.

Item 5.02(d). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

J. Thomas Bentley was appointed to the Board of the Registrant as a Class II director on March 11, 2005. Mr. Bentley was appointed to the Registrant’s Audit Committee, as chairman, and serves as its audit committee financial expert, and was also appointed to the Registrant’s Corporate Governance/Nominating Committee, each effective as of March 11, 2005.

Section 8 – Other Events

Item 8.01 Other Events

As a result of Mr. Bentley’s appointment to the Audit Committee, the Registrant’s Audit Committee is now comprised of three independent directors and has an audit committee financial expert, thereby satisfying the requirements set forth in Section 4350(d)(2)(A) of the NASD rules with which the Registrant was previously out of compliance as a result of the appointment of Mr. Harold Hughes, a theretofore independent director and financial expert, to the position of Chief Executive Officer in January 2005.

In 2005, based upon the recommendation of the Corporate Governance/Nominating Committee, the Board established a Director Emeritus program for certain directors post-service to the Board, in recognition of their service on the Registrant’s Board, and to assist in continuity of membership on the Registrant’s Board. Individuals are appointed as Director Emeritus by the Board for renewable one year terms. They will receive no compensation. Individuals who accept such appointment to the position of Director Emeritus will provide advisory and consulting services on certain business matters as the Board may determine and may attend all meetings of the Board and participate in a non-voting capacity at such meetings. Director Emeriti are subject to the same trading windows and restrictions as members of the Board.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated March 15, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2005	Rambus Inc.

/s/ Robert K. Eulau
Robert K. Eulau, Senior Vice President, Finance and Chief Financial Officer

Press Release

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated March 15, 2005.